SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2017 root9B Holdings, Inc.
(Exact name of Company as specified in Charter)

Delaware(State or other jurisdiction of incorporation or organization)	000-50502(Commission File No.)	20-0443575(IRS Employee Identification No.)

102 N. Cascade Avenue, Suite 220
Colorado Springs, CO 80919
(Address of Principal Executive Offices)

(602) 889-1137
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01
Entry into a Material Definitive Agreement.

Amendments to Unsecured Notes and Warrants

On June 7, 2017, root9B Holdings, Inc., a Delaware corporation (the “Company”) entered into convertible promissory note amendments (the “Note Amendments”) with existing holders (the “Holders”) of the Company’s unsecured convertible notes (the “Unsecured Notes”) issued in connection with the Securities Purchase Agreement, first dated as of October 23, 2014, by and among the Company and the Purchasers identified therein. The Note Amendments extend the maturity date of the notes from May 21, 2017 to May 21, 2018. The Note Amendments increase the interest rate from 10% per annum to 15% per annum and require that the Company make semi-annual, non-refundable advanced payments of six months interest, rather than payments in arrears. Further, the Note Amendments reduce the price at which the Unsecured Notes may be voluntarily converted from $16.80 per share (as previously adjusted to reflect the Company’s one-for-fifteen reverse stock split on December 1, 2016) to $8.00 per share. Finally, the Note Amendments require the Company to repay the Unsecured Notes in the event the Company raises an aggregate of at least $16,000,000 in capital through the issuance of debt, equity, or a combination thereof.

Also on June 7, 2017, the Company and the Holders entered into amendments (the “Warrant Amendments”) to the warrants issued in connection with the Unsecured Notes (the “Warrants”). The Warrant Amendments reduce the exercise price of the warrants from $16.80 per share (as previously adjusted to reflect the Company’s one-for-fifteen reverse stock split on December 1, 2016) to $8.00 per share.

The foregoing description of the principal terms of the Note Amendments and Warrant Amendments do not purport to be complete and is qualified in its entirety by reference to the Form of Note Amendment and Form of Warrant Amendment, copies of which is filed as an exhibit to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Waiver of Anti-Dilution Rights

In connection with the Note Amendments and the Warrant Amendments, the Company entered into a Waiver of Anti-Dilution Rights (the “Waiver”) with the Qualified Holders (as defined in the Amended and Restated Securities Purchase Agreement, dated March 10, 2016, by and among the Company and the investors party thereto (the “2016 Agreement”)). Pursuant to the terms of the Waiver, the Qualified Holders agreed to waive certain anti-dilutive rights provided to them under the terms of the 2016 Agreement with respect to the Note Amendments and the Warrant Amendments. The 2016 Agreement was included as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2016. The foregoing description of the principal terms of the Waiver does not purport to be complete and is qualified in its entirety by reference to the Form of Waiver, a copy of which is filed as an exhibit to this Current Report on Form 8-K as Exhibit 10.3.

Waiver of Financial Covenants

On June 7, 2017, the Holders of the Company’s Secured Convertible Promissory Notes (the “Secured Notes”) issued pursuant to the Securities Purchase Agreement, dated September 9, 2016, agreed to waive through July 31, 2017 application of the Company’s covenants to (i) maintain a positive Working Capital (as defined in the Secured Notes) and (ii) maintain sufficient cash on hand equal to or greater than the largest payroll during the preceding 90 days (subject to certain adjustments). The foregoing description of is qualified in its entirety by reference to the Form of Waiver, a copy of which is filed as an exhibit to this Current Report on Form 8-K as Exhibit 10.4.

Amendment to Warrant for Qualified Purchasers

On June 5, 2017, the Company agreed to amend the common stock purchase warrants issued to the Qualified Purchasers in connection with the 2016 Agreement to extend the Expiration Date of the warrant from five years from the date of issuance to six years from the date of issuance. The foregoing description of the principal terms of the amendment does not purport to be complete and is qualified in its entirety by reference to the Form of Qualified Purchaser Warrant Amendment, a copy of which is filed as an exhibit to this Current Report on Form 8-K as Exhibit 10.5.

Item 9.01
Financial Statements and Exhibits.

(d) Exhibits.

The information set forth in the Exhibit Index immediately following the signature page to this Current Report on Form 8-K is incorporated by reference into this Item 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2017

ROOT9B HOLDINGS, INC.

By:	/s/ Dan Wachtler
Name:	Dan Wachtler
Title:	President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Unsecured Note Amendment.
10.2	Form of Warrant Amendment.
10.3	Form of Waiver to Amended and Restated Securities Purchase Agreement.
10.4	Form of Waiver to Securities Purchase Agreement.
10.5	Form of Qualified Purchaser Warrant Amendment.